UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2005

Century Aluminum Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-30770826
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2511 Garden Road, Building A, Suite 200, Monterey, California		93940
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	831-642-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

The following disclosure was inadvertantly included under the incorrect item number in the registrant's Form 8-K filed on December 7, 2005:

On December 1, 2005, Century Aluminum Company (the "Company") sent a notice to its directors and executive officers notifying them of a blackout period with respect to the Century Aluminum Company 401(k) Plan (the "Plan") due to a change in Plan recordkeepers. The Company provided the notice to directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the blackout period and for a period of two years after the blackout period has ended, security holders of the Company or other interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period upon written request to Century Aluminum Company, 2511 Garden Road, Building A, Suite 200, Monterey, CA 93940, Attention: Corporate Secretary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Aluminum Company

December 7, 2005	By:	/s/ Gerald J. Kitchen

Name: Gerald J. Kitchen
Title: Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Reg BTR Notice to Century Aluminum Company Executive Officers and Directors